Private & Confidential
The Directors
Take Two Interactive Software Europe Ltd
and Jack of All Games UK Ltd
Hogarth House
29-31 Sheet Street                                6Th December 1999
Windsor
Berks SL4 1BY

Dear Sirs

I am pleased to advise you that Barclays Bank PLC ("the Bank") is able to make available the following facilities to Take Two Interactive Software Europe Limited and Jack of All Games UK Limited ("the Borrowers") on the terms and conditions detailed below:-

FACILITIES

1. Insured Finance Facility (Overdraft and/or Letters of Credit) of (pound)17,000,000 (seventeen million pounds sterling), with a maximum Letter of Credit line of (pound)2,500,000 (two million, five hundred thousand pounds sterling), available to both Take Two Interactive Software Europe Limited and Jack of All UK Games Limited. The actual facility is to be drawn in line with cashflow dated 20th July 1999 (copy attached).

Take Two Interactive Software Europe Limited

2. Standby Letters of Credit facility(pound)470,000 (four hundred and seventy thousand pounds sterling).

3. Bonds, Guarantees and Indemnities facility(pound)200,000 (two hundred thousand pounds sterling).

4. Spot and Forward Exchange Transactions (SFET) facility(pound)2,000,000 (two million pounds sterling, 10% marginal risk only).

5. Bankers Automated Clearing Services (BACS) facility(pound)215,000 (two hundred and fifteen thousand pounds sterling).

6. Company Barclaycard(pound)35,500 (thirty-five thousand, five hundred pounds sterling).

Jack of All Games UK Limited

7. BusinessMaster II facility(pound)150,000 (one hundred and fifty thousand pounds sterling).

8. Bonds, Guarantees and Indemnities facility(pound)200,000 (two hundred thousand pounds sterling).

9. Spot and Forward Exchange Transactions (SFET) facility(pound)250,000 (two hundred and fifty thousand pounds sterling, 10% marginal risk only).

10.  Company Barclaycard(pound)40,000 (forty thousand pounds sterling)

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PURPOSE

1. To assist the companies with working capital finance only, (i.e. not to be used as acquisition finance without the Bank's prior consent)

2. Standby Documentary Letter of Credit in respect of facilities granted to Directsoft Australia Property Limited and Sony Limited. See Schedule A.

3.   H M Customs & Excise VAT Deferment Bond. See Schedule B.

4.   See Schedule C.

5.   To assist with the payment of salaries.

6.   To assist with the payment of company expenses.

7.   See Schedule B.

8.   To facilitate trade payments.

9.   See Schedule C.

10.  To assist with the settlement of expenses

DRAWING

The Facility shall be available for drawing upon delivery to the Bank, in form and substance satisfactory to the Bank, of the following:-

1. a copy, certified as true and complete, of the policy of insurance ("the Policy"), issued by an insurer approved by the Bank, in respect of amounts payable to the Company under contracts for goods and services provided by the Company ("the Receivables").

2. a banker's endorsement/trade finance endorsement/loss payee nomination issued by the insurer naming the Bank as loss payee under the Policy.

TERM

The overdraft is repayable upon demand in writing by the Bank at any time. Subject to this overriding condition, the facilities will be reviewed prior to the 29th November 2000.

INTEREST

Interest on any overdrawn balance will be charged at a rate of 1.4% per annum over the Bank's Base Rate current from time to time, at present 5.5%. Borrowings in excess of the agreed limit will be charged at the rate of 3% over Barclays Bank Base Rate, giving an effective rate of 8% per annum varying in line with the changes in Barclays Base Rate. Such interest will be charged to the debit of the Borrower's current account on the Bank's quarterly charging dates, or such other dates as may be advised to you.

Advice of this higher rate does not constitute an agreement or commitment by the Bank to allow borrowings in excess of the agreed limit.

Variations in Base Rate are published in the Press.

COMMISSION

Commission will be charged at the existing tariff rate, details of which have already been provided under separate cover. The commission tariff is reviewed on or around the 1st June annually. The

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Bond will be charged at 1.25% per annum, and a copy of our latest tariff regarding Documentary Letters of Credit is enclosed.

We will not normally make any other charges for our time and will be happy to advise you about your day to day banking free of charge. An exception may be where a significant unplanned amount of time is spent on a specific issue or when we have to manage an unauthorised borrowing.

We will always be happy to explain how any charge(s) are calculated, and we will advise you of any amount due in your detailed quarterly pre-notification statement.

SECURITY

The facilities will be secured by the following:-

1.   Debenture held on the Bank's standard form dated 18th November 1994.

2.   Letter of Set-Off dated 21st May 1996 regarding the currency deposit.

3. Parental Guarantee for(pound)17,000,000 (seventeen million pounds sterling) from Take Two Interactive Software Inc in favour of Take Two Interactive Software Europe Limited.

4. Debtor Insurance Policy in the name of Take Two Interactive Software Europe Ltd.

5. Debtor Insurance Policy in the name of Jack of All Games UK Limited to include a loss payee assignment.

6. General Counter Indemnity held on the Bank's standard form dated 17th October 1994.

7. Keyman Sun Alliance Life Policy No RNF00002377A dated 12th December 1995 on the life of K G Sumner for(pound)500,000.

8. Keyman Sun Alliance Life Policy No RNF00002375A dated 3rd January 1996 on the life of J G Tucker for(pound)500,000.

9. Unlimited Cross Guarantees and Debentures on the Bank's standard forms from all UK subsidiaries in the European Group as listed below,

     Take Two Interactive Software Europe Limited
     Jack of All Games UK Limited
     Silvero Limited
     Goldweb Services Limited
     Forefront Distribution Limited
     Joytech Europe Limited

10. Upstream Guarantees together with Letters of Negative Pledge from all other European subsidiaries as listed below,

     Take Two Interactive France
     Take Two Interactive Germany
     Jack of All Games Scandinavia
     Jack of All Games Deutschland GmbH
     Jack of All Games Nord
     Jack of All Games Denmark
     Jack of All Games AS
     Joytech France

11. Letters of Negative Pledge from all other subsidiaries in the Group not included above.

12. Any other security which is now held or hereafter may be held by the Bank, all of which security is to be available as cover for all liabilities of the Borrower, whether actual or contingent, to the Bank at any time.

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The Bank maintains the right to revalue professionally its security at the
Borrower's expense.

DEBENTURE FORMULA

The Facility is at all times to be covered by 200% of the value of Global Receivables which are insured under the Policy, of which 100% must be debtors of the UK companies ("the Debenture Formula").

The following Receivables must be excluded from the Debenture Formula:-

i) Receivables due from an overseas debtor which are not insured under the Policy;

ii) Receivables which have been rejected or declined under the terms of the Policy;

iii) Receivables which are not insured under the Policy and which remain unpaid more that 90 days after the due date for payment;

iv) Receivables insured under the Policy in excess of specified credit limits under the Policy;

v)   Receivables due from a subsidiary, associate or parent of the Company;

vi) Receivables subject to any security interest other than in favour of the Bank;

together referred to as "Excluded Receivables".

Notwithstanding this provision of this Clause, and any other terms contained in this letter, the Facility shall be repayable on demand by the Bank at any time, whether or not the Borrowers have complied with the Debenture Formula or any other term set out in this letter.

FEES

A negotiation fee of (pound)20,000 is payable upon acceptance of these facilities.

A management fee of (pound)50 will be charged for any excesses taken without prior agreement with your Manager, in addition to the automated charge of (pound)12.

All costs, inclusive of VAT, incurred in taking security will be payable by the Borrower and charged to the Borrower's account.

FINANCIAL INFORMATION

1.   The Borrower agrees to forward to the Bank:-

2. Monthly certificate regarding the Insured Finance Facility, detailed in the Annexure, to be received within 31 days of each month end.

3. Debtor/creditor listings to be received within 28 days after each month end. Debtor listing to separately identify debt due to UK companies and those overseas.

4. Profit and Loss Account and Balance Sheet to be received within 28 days after each quarter end.

5.   Audited Accounts to be received within 180 days of the companies' year end.

6. Quarterly "Form 10-Q" reports on the Parent Company, Take Two Interactive Software Inc.

7. Any other information which may reasonably be requested by the Bank from time to time.

Notwithstanding this provision, the facilities offered under this letter shall remain repayable on demand by the Bank at any time, whether or not the Borrower has complied with the requirement.

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SPECIAL CONDITIONS

i) The Company shall provide the Bank with such information as the Bank may request from time to time and will provide access to the Company's financial records as and when requested;

ii) The Company shall comply with all terms of the Policy, endorsements and loss payee nominations, ensuring that they are at all times maintained in full force and effect and that all premiums are paid up to date;

iii) The Company shall not amend the terms of the Policy without the Bank's consent and shall immediately notify the Bank of any cancellation of the Policy;

iv) The Company shall take all reasonable steps to prevent or minimise loss arising in connection with any Receivables and shall promptly notify the Bank of any event or dispute which might affect payment thereof;

v) The Company shall not compromise or settle any claim under the Policy without the Bank's prior written consent and shall take any action required by the Bank or the insurer to facilitate the realisation of the Receivables, or a valid claim under the Policy;

vi) The Company shall ensure that all necessary licences, authorisations and exchange control regulations, in respect of Receivables, are in full force and effect, and

vii) Unless the Bank specifies otherwise, the Company shall collect all Receivables as agent and trustee of the Bank.

LAW

This letter is governed by English Law.

ACCEPTANCE

I should be grateful if you would confirm acceptance of this offer by signing and returning to us the enclosed duplicate letter together with Board Resolutions from Take Two Interactive Software Europe Limited and Jack of All Games Limited. This offer will lapse if not accepted within 30 days from the date of this letter.

Yours
For and on behalf of
BARCLAYS BANK PLC



PAUL SMITH
RELATIONSHIP DIRECTOR

Acknowledged for and on behalf of
TAKE TWO INTERACTIVE SOFTWARE EUROPE LIMITED


-----------------------------------

Acknowledged for and on behalf of
Jack of All Games UK Limited

                                                Date
-----------------------------------                  --------------------------

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                                   SCHEDULE A

Documentary Letters of Credit

The Bank is prepared to open Documentary Letters of Credit on instructions from the Borrower to provide for the purchase of commodities as may be agreed by the Bank from time to time. All Documentary Letters of Credit are issued subject to the terms and conditions set out in the Bank's standard form for opening Documentary Letters of Credit and are also subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision)", or any subsequent revision as issued by the International Chamber of Commerce. Pricing will be decided on a case by case basis.

                                   SCHEDULE B

Bonds, Guarantees and Indemnities

The Bank is prepared to consider issuing Guarantees, Bonds and Indemnities on behalf of the Borrower in respect of normally accepted and commercial transactions, subject to prior agreement with the Bank and receipt of the necessary Counter Indemnities. Pricing will be decided on a case by case basis.

                                   SCHEDULE C

SFET

The SFET facility covers the maximum liability of the Borrower to the Bank outstanding at any time under contracts of not more than 12 months duration for the forward purchase or sale of foreign currency for delivery at a future date and the spot purchase or sale of foreign currencies but excludes purchases or sales where the Bank is required irrevocably to pay away funds prior to receiving firm confirmation of incoming cover. The Bank's decision in such matters is final.

When wishing to utilise the SFET facility the Borrower should telephone GTS on 0171-699 6270. All payment and delivery instructions are to be advised to and processed by the Branch and confirmed by letter at the earliest opportunity.

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TAKE TWO INTERACTIVE SOFTWARE EUROPE LIMITED

Minutes of a meeting of the Board of Directors of Take Two Interactive Software Europe Limited held on ________________ at _____________________________________

PRESENT:

There was produced to the meeting a Facility Letter dated 18 January 2000 from Barclays Bank PLC ("the Bank") to the Company setting out the terms and conditions upon which the Bank is prepared to lend to the Company.

IT WAS RESOLVED

1. That the terms and conditions of the facilities as set out in the Facility Letter, be and they are hereby approved and accepted.

2. That Mr ______________________________ be and is hereby authorised to sign on behalf of the Company the copy of the said Facility Letter to indicate acceptance of the terms and conditions.

3. That the Bank be and are hereby authorised to act in all matters relating to the facilities upon instructions signed in accordance with the Company's mandate with the Bank, current from time to time.

I hereby certify the above to be a true extract from the minutes of a meeting of the Board of Directors held on the date shown above.


                                  Secretary
--------------------------------

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Jack of All Games UK Limited

Minutes of a meeting of the Board of Directors of Jack of All Games Limited held on ______________________ at ___________________________________________________

PRESENT:

There was produced to the meeting a Facility Letter dated 18 January 2000 from Barclays Bank PLC ("the Bank") to the Company setting out the terms and conditions upon which the Bank is prepared to lend to the Company.

IT WAS RESOLVED

4. That the terms and conditions of the facilities as set out in the Facility Letter, be and they are hereby approved and accepted.

5. That Mr ______________________________ be and is hereby authorised to sign on behalf of the Company the copy of the said Facility Letter to indicate acceptance of the terms and conditions.

6. That the Bank be and are hereby authorised to act in all matters relating to the facilities upon instructions signed in accordance with the Company's mandate with the Bank, current from time to time.

I hereby certify the above to be a true extract from the minutes of a meeting of the Board of Directors held on the date shown above.


                                  Secretary
--------------------------------